UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 24, 2011

STRATUS MEDIA GROUP, INC.

NEVADA	000-24477	86-0776876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 East De La Guerra Street, 2nd Floor
Santa Barbara, California 93101
(Address of principal executive offices)

(805) 884-9977
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 24, 2011, Stratus Media Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with eight investors (collectively, the “Investors”) pursuant to which the Company agreed to sell to each of the Investors, and the Investors severally agreed to purchase from the Company, shares of a new series of convertible preferred stock designated as Series E Convertible Preferred Stock (the “Preferred Shares”), the terms of which are set forth in the Certificate of Designations of Series E Preferred Stock (the “Certificate”), for a purchase price of $1,000 per share, or $8,700,000 in the aggregate.

In connection with the sale of the Preferred Shares, the Company also agreed to issue to the Investors (a) warrants (“A Warrants”) to purchase up to one additional share of Common Stock for each share of Common Stock issuable upon conversion of the Preferred Shares, and (b) warrants (“B Warrants”) to purchase up to .50 additional shares of Common Stock for each share of Common Stock issuable upon conversion of the Preferred Shares.  The Warrants are exercisable for five years commencing on the date of first issuance and are exercisable only for cash if there is an effective registration statement covering the resale of the shares issuable upon exercise of the Warrants.  In the absence of such a registration statement, the Warrants are exercisable for cash or on a cashless basis at the option of the holder thereof.  The exercise price of the A Warrant is $0.65 per share and the B Warrant has an exercise price of $1.00 per share, subject in each case to full ratchet anti-dilution protection.

Pursuant to the Certificate, the Preferred Shares bear a dividend of 5% per annum, payable quarterly in cash, or, if the dividend shares are registered for resale, in shares of the Company’s Common Stock.  The effective conversion rate for the Preferred Shares is $0.40 per share of Common Stock, subject to full ratchet anti-dilution protection. The Preferred Shares have voting rights on an as-converted to Common Stock basis, with the Investors (subject to certain exceptions) having the right to elect two members to the Company’s Board of Directors for so long as at least 50% of the total number of Preferred Shares purchased pursuant to the Purchase Agreement are outstanding, and the right to elect one member to the Company’s Board of Directors for so long as least 25% but less than 50% of the total number of Preferred Shares issued pursuant to the Purchase Agreement are outstanding. The Company is required to redeem any unconverted Preferred Shares on the fifth anniversary of the date of first issuance of the Preferred Shares, and has the right to require conversion at any time if the average daily trading value for any twenty consecutive trading days exceeds $250,000 and the weighted average price per share is at least $2.50 for each of those twenty consecutive trading days.

To secure the Company’s obligation to redeem the Preferred Shares, the Company entered into a Security Agreement dated May 24, 2011, pursuant to which the Company has agreed to grant the holders of the Preferred Shares a first priority security interest in all of its assets.

The Company has agreed to file a registration statement with the SEC covering the resale of the shares (a) issuable upon conversion of the Preferred Shares or exercise of the Warrants, (b) issued as dividends payable in shares of Common Stock pursuant to the Certificate, and (c) issuable upon exercise of the Placement Agent Warrants.  Upon the occurrence of certain events set forth in the Purchase Agreement, including the failure to timely file the registration statement or have the registration statement timely declared effective, the Company will pay to the Investors an amount of cash equal to 1% of the aggregate purchase price of the Series E Preferred Stock and Warrants for each 30-day period during such default; provided, however, that the payments will not exceed 10% of the aggregate purchase price.

The foregoing summaries of the terms of the Purchase Agreement, the Warrants, the Certificate and the Security Agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.01, 4.03, 4.04, 4.05 and 10.02, respectively, and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the discussion in Item 1.01 above with respect to the obligation of the Company to redeem on the fifth anniversary of the closing any unconverted Preferred Shares.

Item 3.02	Unregistered Sales of Equity Securities

Series E Preferred Stock

Pursuant to the Purchase Agreement, effective May 25, 2011 the Company sold to eight accredited investors an aggregate of 8,700 Series E Preferred Shares, A Warrants to purchase an aggregate of 21,750,000 shares of the Company’s Common Stock and B Warrants to purchase an aggregate of 10,875,000 shares of the Company’s Common Stock.  The Company received gross proceeds of $8,700,000.  The Company paid $800,000 in commissions and agreed to issue warrants to the placement agent to purchase an aggregate of 3,600,000 shares of the Company’s Common Stock with respect to the private placement.  The Company also paid a broker-dealer a commission in connection with the private placement of $100,000 in cash and agreed to issue such broker-dealer five year warrants to purchase 1,000,000 shares of the Company’s Common Stock, at an exercise price of $0.70 per share.  The Company agreed to provide “piggyback” registration rights with respect to shares of the Company’s Common Stock acquired by such broker-dealer upon exercise of the warrants.

Common Stock

From April 15, 2011 to May 25, 2011, the Company sold to 70 accredited investors 7,142,857 Units, each Unit consisting of (a) one share of Common Stock of the Company, (b) one warrant to purchase a share of Common Stock, with an exercise price of $0.60 per share, and (c) one-half of a warrant to purchase a share of Common Stock with an exercise price of $1.00 per share.  The purchase price per Unit was $0.35 and the Company received $2,500,000 in proceeds.  No commissions were paid.

Series C and D Preferred Stock

From May 26, 2010 to May 9, 2011, the Company sold to nine accredited investors an aggregate of 18,365 shares of Series C Preferred Stock (convertible into 367,293 shares of Common Stock), 50,665 shares of Series D Preferred Stock (convertible into 3,039,870 shares of Common Stock) and 2,300,000 shares of the Company’s Common Stock, together with warrants to purchase an aggregate of 2,853,582 shares of the Company’s Common Stock with exercise prices of $2.00 per share for the Series C Preferred offering and $1.00 per share for the Series D Preferred offering and Common Stock offering. The Company received gross proceeds of $3,220,875 and paid approximately $480,000 in commissions to placement agents. A more detailed description of the terms of the Series C and Series D Preferred Stock, including the price protection provisions, is contained in the notes to the Company’s financial statements included in the Company’s Form 10-Q for the quarter ended March 31, 2011.

The securities described in this Item 3.02 were not registered under the Securities Act of 1933, as amended (the “Act”) in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder.  The shares of preferred stock, warrants and the shares of the Company’s Common Stock issuable upon the exercise of the warrants and conversion of the preferred shares may not be reoffered or sold in the United States by the holders in the absence of an effective registration statement or exemption from the registration requirements of the Act.

The Company intends to use the aggregate net proceeds from the offerings for working capital and general corporate purposes.

Item 8.01	Other Events

On May 26, 2011, the Company issued a press release with respect to the foregoing.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description

4.01	Certificate of Designations of Series C Preferred Stock

4.02	Certificates of Designations of Series D Preferred Stock

4.03	Certificate of Designations of Series E Preferred Stock

4.04	Form of Series A Warrant

4.05	Form of Series B Warrant

4.06	Form of A Warrant (Series E Preferred Stock)

4.07	Form of B Warrant (Series E Preferred Stock)

4.08	Form of Warrant (Series C and D Preferred Stock)

10.01	Securities Purchase Agreement, dated May 24, 2011, by and among the Company and the investors identified on the signature pages thereto.

10.02	Security Agreement, dated May 24, 2011, by and among the Company, Pro Sports & Entertainment, Inc., Stratus Rewards, LLC, and Isaac Blech, as Collateral Agent

99.1	Press Release issued by the Company on May 26, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2011	STRATUS MEDIA GROUP, INC. By: /s/ Paul Feller Paul Feller, Chief Executive Officer

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